Exhibit 99.2

2SS Holdings, Inc.

Unaudited Consolidated Balance Sheet

(Amounts in thousands)

September 30 2011
ASSETS
Current assets:
Cash and cash equivalents	$29,662
Accounts receivable, net	979
Inventories	20
Prepaid expenses and other current assets, net	295
Deferred income taxes	3,412

Total current assets	34,368
Property and equipment, net	1,278
Other long term assets:
Deposits	120
Investment in limited liability company	29
Deferred income taxes	—

Total other long term assets	149
Total assets	$35,795

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,380
Deferred revenue	2,990
Accrued expenses and other current liabilities	511
Income taxes payable	4,068

Total current liabilities	9,949
Other long-term liabilities	2,238

Total liabilities	12,187
Comittments and contingency - see notes C and G	—
Redeemable stock	60,000
Shareholders’ equity:
Common stock	1
Additional paid-in capital	393
Accumulated deficit	(36,786)

(36,392)

$35,795

2SS Holdings, Inc.

Unaudited Consolidated Statements of Earnings

(Amounts in thousands)

	Five months ended
	September 30, 2011	September 30, 2010
Revenues:	$3,528	$3,060
Cost of sales:	1,452	1,198

Gross profit	2,076	1,862
Operating Expenses:
Selling and marketing	769	695
General and administrative	4,506	403
Research and Development	1,984	1,890

Total Operating Expenses:	7,259	2,988

Loss from operations	(5,183)	(1,126)
Other Income
Interest Income	18	37

	18	37
Loss before income taxes	(5,165)	(1,089)

Income tax benefit	(1,659)	(358)

Net loss	$(3,506)	$(731)

2SS Holdings, Inc.

Unaudited Consolidated Statements of Shareholders’ Deficit

Five months ended September 30, 2011

(Amounts in thousands)

	Class A common stock	Class B common stock	Additional paid-in capital	Retained Earnings (accumulated deficit)	Total
Balance at May 1, 2011	$1	$3	$381	$(33,280)	$(32,895)
Stock option compensation expense	—	—	9	—	9
Net loss	—	—	—	(3,506)	(3,506)

Balances at September 30, 2011	$1	$3	$390	$(36,786)	$(36,392)

2SS Holdings, Inc.

Unaudited Consolidated Statements of Shareholders’ Deficit

Five months ended September 30, 2010

(Amounts in thousands)

	Class A common stock	Class B common stock	Additional paid-in capital	Retained Earnings (accumulated deficit)	Total
Balance at May 1, 2010	$1	$3	$322	$(37,719)	$(37,393)
Stock option compensation expense	—	—	33		33
Net loss	—	—	—	(731)	(731)

Balances at September 30, 2010	$1	$3	$355	$(38,450)	$(38,091)

2SS Holdings, Inc.

Unaudited Consolidated Statements of Cash Flows

Five months ended September 30, 2011 and September 30, 2010

(Amounts in thousands)

	Five months ended
	September 30, 2011	September 30, 2010
Operating activities:
Net loss	$(3,506)	$(731)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9	33
Depreciation and amortization of intangible assets	276	322
Deferred income taxes	(1,407)	702
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	907	342
Other receivables	422	—
Inventories	5	1
Prepaid expenses and other current assets	(117)	(2,942)
Other long-term assets	(107)	10
Accounts payable	(4,556)	(3,738)
Accrued expenses and other current and long-term liabilities	(7,232)	(7,305)
Deferred revenue	(774)	(620)

Net cash used by operating activities of continuing operations	(16,080)	(13,926)
Investing activities:
Purchases of property and equipment	(319)	(226)

Net cash used by investing activities of operations	(319)	(226)
Net decrease in cash and cash equivalents	(16,399)	(14,152)
Cash and cash equivalents:
Beginning of period	46,061	41,061

End of period	$29,662	$26,909

2SS HOLDINGS, INC. AND SUBSIDIARY

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

A.	Nature of the Business

2SS Holdings, Inc. and Subsidiary (collectively, the “Company”) develops and markets personal and business tax preparation computer software and electronic filing services throughout the United States, primarily to private individuals and companies through the Internet under the TaxACT brand, located at www.taxact.com.

B.	Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

1.	Principles of Consolidation

The consolidated financial statements include the accounts of 2SS Holdings, Inc. and its wholly-owned subsidiary, 2nd Story Software, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

2.	Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and changes therein, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

3.	Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

4.	Accounts Receivable

A majority of the Company’s accounts receivable are due from financial institutions. Credit is extended based on an evaluation of an enterprise’s financial condition and, generally, collateral is not required. Accounts outstanding greater than 90 days are generally deemed past due and uncollectible and are charged against an allowance for doubtful accounts. Interest is not accrued on past due accounts. The Company’s allowance for doubtful accounts, if any, represents an estimate of potential accounts receivable write-offs associated with recognized revenue based on historical trends and factors surrounding the credit risk of specific customers. At September 30, 2011 and 2010, the Company determined that no allowance for doubtful accounts was necessary to cover estimated credit losses.

5.	Property and Equipment

Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets.

The Company recorded depreciation expense of $276,000 and $322,000 for the five months ended September 30, 2011 and 2010, respectively.

6.	Income Taxes

The Company has assessed whether there remains any income tax exposure related to its tax positions as of April 30, 2011 and 2010. The Company does not believe there is any uncertainty with respect to its tax positions which would result in a material change to the consolidated financial statements.

If applicable, the Company recognizes accrued interest and penalties related to unrecognized tax benefits as additional income tax expense. For the five months ended September 30, 2011 and 2010, the Company has recorded no expense for interest and penalties.

The Company files income tax returns in the United States federal jurisdiction and in the state of Iowa. As of September 30, 2011, tax years open to examination by tax authorities under the statutes of limitations include years ended December 31, 2008 through 2010 for the Internal Revenue Service and for the Iowa Department of Revenue. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

7.	Revenue Recognition

For the five months ended September 30, 2011 and 2010, the Company recorded immaterial product revenue, and product revenue is not separately presented in the statements of earnings, but is combined with services revenue and presented as one amount.

Software Products

Revenue on shrink-wrapped software products or down-loaded versions of the software are typically recognized upon shipment or down-load, which is when title passes and risk transfers, provided that collection is reasonably assured and there are no significant remaining obligations. The Company does not offer customers the right to return products. If advance payments are received from customers, revenue associated with these advance payments is deferred until the products are shipped or down-loaded.

Services

The Company offers an electronic preparation and filing service which allows customers to complete and submit their tax returns to the appropriate tax authority over the Internet. The Company offers this service to individuals, businesses and tax preparers. Customers may obtain and use one of three versions of the service depending primarily upon the complexity of the customer’s tax filings. Revenue for this service is recognized at the time the tax return is filed.

In connection with the service, the Company offers email support free of charge to all customers, and with the sales of certain products, the Company also provides phone support for the use of the product, including both technical and tax preparation assistance. Customers using the professional version of the software must pay a separate one-time fee to receive support via phone. The Company does not defer the recognition of any revenue associated with the sales of these services, since the support is provided within the fiscal year and generally within 60 days after the associated revenue is recognized and is not material to the consolidated financial statements.

The Company also offers a data archive service to its customers. This service provides customers with access to their tax return information from the time of purchase through the third anniversary of the original filing deadline of the related return. Revenue for this hosting service is recognized ratably over this time period. Data archive fee amounts collected from customers in excess of revenue recognized are recorded as deferred revenue until the revenue recognition criteria are met.

Bank Products

The Company offers customers the opportunity to make their tax payments or to receive their tax refunds through products offered by certain financial institutions. The Company receives a fee from the financial institutions per transaction and, for one of the banks, based on the volume of financial products sold to the Company’s customers. Such fees are recognized as revenue when the related financial products are sold to the end customer.

Revenue Arrangements That Include Multiple Elements

Revenue for transactions that include both service elements (i.e. electronic preparation and filing, and data archive service) is allocated to each element based on vendor-specific objective evidence (“VSOE”) of the fair value and is recognized for each element when the revenue recognition criteria have been met for that element. VSOE is based on the price charged when the element is sold separately. The Company recognizes revenue for the electronic preparation and filing service only when all of the following criteria are satisfied: when the undelivered element, data archive service, is not essential to the functionality of delivered element, the tax return has been filed, and the fair value for the undelivered element is known. Revenue related to the data archive service is recognized ratably over the three year period beginning from the original filing deadline date.

8.	Taxes Collected from Customers

The Company presents all non-income government-assessed taxes (sales, use and value added taxes) collected from its customers and remitted to governmental agencies on a net basis (excluded from revenue) in its financial statements.

9.	Shipping and Handling Costs

Shipping and handling costs resulting from sales of software products are expensed as incurred and included as a component of cost of sales and services in the accompanying consolidated statements of earnings.

10.	Cost of Revenue

Cost of revenue include the costs associated with performing order processing, answering customer inquiries through websites and other electronic means, providing customer assistance by telephone, shipping and handling of products, research and development, credit card fees and royalties. Many of these costs are not directly attributable to a product or service and thus have been allocated based on various judgmental factors.

11.	Advertising Expense

The Company’s advertising consists mainly of newspaper, television, radio and Internet ads and is expensed as incurred. Advertising expense was approximately $307,000 and $234,000 for the five months ended September 30, 2011 and 2010, respectively.

12.	Software Development Costs

Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. To date, the Company’s software has been available for general release concurrent with the establishment of technological feasibility and, accordingly, no development costs have been capitalized. Costs incurred by the Company in connection with the enhancement of existing products, or after the general release of the services using the product, are expensed in the current period and included as a component of research and development costs in the accompanying consolidated statements of earnings.

13.	Stock-Based Compensation

All share-based payments to employees, including grants of employee stock options, are measured at fair value and expensed in the consolidated statements of earnings over the service period (generally the vesting period) of the grant.

14.	Fair Value Measurements

Financial Accounting Standards Board guidance clarifies the definition of fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (that is, an exit price). The exit price is based on the amount that the holder of the asset or liability would receive or need to pay in an actual transaction (or in a hypothetical transaction if an actual transaction does not exist) at the measurement date.

Fair value is generally determined based on quoted market prices in active markets for identical assets or liabilities. If quoted market prices are not available, the Company uses valuation techniques that place greater reliance on observable inputs and less reliance on unobservable inputs. In measuring fair value, the Company may make adjustments for risks and uncertainties, if a market participant would include such an adjustment in its pricing.

C.	Revolving Lines of Credit

The Company has entered into an agreement with Cedar Rapids Bank and Trust Company for a revolving line of credit allowing for maximum borrowings of $3,000,000. Borrowings, if any, are collateralized by all assets owned and hereafter acquired by the Company. Interest on outstanding borrowings is payable monthly at the greater of (i) 5% or (ii) the prime rate less 0.5% (effective rate of 5% at April 30, 2011). There were no amounts outstanding under the agreement at September 30, 2010. The agreement was renewed effective September 29, 2011, and requires that the Company maintain certain financial and non-financial covenants, including a minimum tangible net worth. As of September 30, 2010, the Company was in compliance with all covenants. See Note K for further information on the line of credit, which was terminated on January 26, 2012.

D.	Leases

The Company leases office space under an agreement accounted for as an operating lease. The lease requires monthly payments of $30,800 plus all taxes, utilities and maintenance. The agreement expires on August 31, 2013, at which point the Company has the option to renew the lease for an additional two-year term with monthly rental payments increasing to $33,800.

Effective June 1, 2008, as amended, the Company subleases a portion of this office space under an agreement which requires the sublessor to make minimum monthly payments of $7,300 through May 2011. In May 2011, this agreement was extended with the same terms through May 2012. The amended agreement provides for a one year renewal term upon written notice. Sublease rental income received in connection with this agreement is recorded as an offset to rent expense in the consolidated statements of earnings.

Future minimum rental payments and collections required under these leases are as follows for the years ended April 30:

	Lease payments	Sublease collections
2012	$215,000	$51,000
2013	369,000	8,000
2014	123,000	—

	$707,000	$59,000

Total rent expense for each of the five months ended September 30, 2011 and 2010 was $118,000, net of sublease rental income of $36,000.

E.	Licensing Agreements

The Company has entered into agreements with various developers of software products which require the Company to make royalty payments based on the number of items used, subject to a minimum annual cost.

Total royalty expense under these agreements for the five months ended September 30, 2011 and 2010 was $25,000 and $27,000, respectively.

F.	Stock Option Plan

No options were granted, cancelled, expired, exercised, or forfeited for the five months ended September 30, 2011 and 2010. The expense is being allocated using the straight-line method over the vesting period. The Company recorded compensation expense of $9,000 and $33,000 for awards granted under the Plan for the five months ended September 30, 2011 and 2010, respectively.

G.	Contingencies

1.	Product Guarantee

The Company guarantees the accuracy of the calculations in the Standard and Deluxe Editions of its TaxACT software. If the Internal Revenue Service assesses a penalty to a consumer due to a calculation error on the consumer’s tax return as generated by the software, the Company will reimburse the consumer for the amount of the penalty plus any interest charges resulting from the error. This remedy is limited to the consumer’s personal return and does not apply if a consumer uses TaxACT to prepare returns for other individuals or entities. This guarantee is voided if the consumer overrides the software calculations within the tax return. Consumers must submit reimbursement claims within 60 days of receiving notice of the error.

Through September 30, 2011, the Company has not experienced any material losses as a result of this guarantee.

2.	Litigation

The Company is engaged in legal proceedings incidental to its normal business activities. In the opinion of management, none of these proceedings are material in relation to the Company’s consolidated financial position, results of operations or cash flows.

H.	Income Taxes

All revenue is domestic; therefore, the Company pays no foreign taxes. For the five months ended September 30, 2011 and 2010, there were no material differences in the computations of the respective income tax benefits from the statutory federal income tax rate of 35%.

I.	Subsequent Events

The Company evaluated its September 30, 2011 consolidated financial statements for subsequent events through April 13, 2012, the date that the consolidated financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements, except as disclosed in note D.

On January 9, 2012, InfoSpace, Inc., a leader in online search, announced the signing of a definitive agreement to acquire the “Company” for $287,500,000 in cash. The transaction closed on January 31, 2012. The “Company” is a wholly-owned subsidiary of InfoSpace, Inc. and will continue operations in Cedar Rapids, Iowa. In connection with this transaction, the line of credit referred to in note C, which was renewed after its original expiration on September 29, 2011, was terminated on January 26, 2012, and all of the Company’s equity interests were liquidated and terminated per the terms of the acquisition as of January 31, 2012.

Report of Independent Public Accountants

Board of Directors and Shareholders

2SS Holdings, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of 2SS Holdings, Inc. (the “Company,” a Delaware corporation) and Subsidiary as of April 30, 2011 and 2010, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for each of the three years in the period ended April 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 2SS Holdings, Inc. and Subsidiary as of April 30, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Milwaukee, Wisconsin

August 4, 2011 (except for note K, as to which the date is January 31, 2012)

2SS HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

April 30,

	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$46,061,028	$41,061,228
Accounts receivable (allowances of $0 in 2011 and 2010)	2,307,804	1,173,537
Inventories	24,354	24,180
Prepaid expenses	178,404	192,820
Deferred income taxes	968,000	—

Total current assets	49,539,590	42,451,765
PROPERTY AND EQUIPMENT - AT COST
Computer and office equipment	4,877,057	4,486,163
Furniture and fixtures	355,725	349,011
Leasehold improvements	511,123	509,639

	5,743,905	5,344,813
Less accumulated depreciation and amortization	4,509,137	3,711,454

	1,234,768	1,633,359
OTHER ASSETS
Deposits	13,763	15,739
Investment in limited liability company	29,414	24,000
Deferred income taxes	823,000	—

	866,177	39,739

	$51,640,535	$44,124,863

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,935,813	$4,005,533
Deferred revenue	3,052,430	2,522,798
Accrued liabilities	416,185	102,254
Income taxes payable	11,395,000	12,274,000
Deferred income taxes	—	67,000

Total current liabilities	21,799,428	18,971,585
DEFERRED REVENUE	2,734,900	2,326,914
DEFERRED INCOME TAXES	—	219,000
COMMITMENTS AND CONTINGENCY - see note I
REDEEMABLE STOCK
Class B convertible redeemable stock, $.001 par value, authorized, issued and outstanding, 3,026,904 shares in 2011 and 2010 (liquidation preference of $60,000,000)	60,000,000	60,000,000
SHAREHOLDERS’ EQUITY
Class A common stock, $.001 par value, authorized, 7,500,000 shares; issued and outstanding, 1,469,773 shares in 2011 and 2010	1,470	1,470
Additional paid-in capital	384,320	325,231
Accumulated deficit	(33,279,583)	(37,719,337)

	(32,893,793)	(37,392,636)

	$51,640,535	$44,124,863

The accompanying notes are an integral part of these consolidated statements.

2SS HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF EARNINGS

Years ended April 30,

	2011	2010	2009
Net revenues
Service	$69,421,349	$61,986,181	$51,827,601
Product	8,159,225	7,986,411	7,757,549

Total net revenue	77,580,574	69,972,592	59,585,150
Cost of revenue
Service	6,583,850	5,835,367	4,412,452
Product	1,776,962	1,687,783	1,600,495

Total cost of revenue	8,360,812	7,523,150	6,012,947

Gross profit	69,219,762	62,449,442	53,572,203
Operating expenses
Selling and marketing	27,088,901	22,507,086	19,460,500
General and administrative	3,917,223	1,062,517	887,944
Research and development	4,366,223	4,098,380	3,713,780

Total operating expenses	35,372,347	27,667,983	24,062,224

Earnings from operations	33,847,415	34,781,459	29,509,979
Other income (expense)
Interest income	70,975	49,427	306,472
Share of net loss of limited liability company	(23,586)	(47,000)	(33,725)
Other	—	—	(21,634)

Total other income	47,389	2,427	251,113

EARNINGS BEFORE INCOME TAXES	33,894,804	34,783,886	29,761,092
Income tax benefit (expense)
Current	(9,948,000)	(13,426,000)	(10,097,000)
Deferred	2,077,000	27,000	(225,000)

	(7,871,000)	(13,399,000)	(10,322,000)

NET EARNINGS	$26,023,804	$21,384,886	$19,439,092

The accompanying notes are an integral part of these consolidated statements.

2SS HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

Years ended April 30, 2011 and 2010

	Class A common stock	Additional paid-in capital	Retained earnings (accumulated deficit)	Total
Balance at May 1, 2008	$1,468	$125,565	$(32,650,626)	$(32,523,593)
Stock option compensation expense	—	78,314	—	78,314
Exercise of stock options	2	41,203	—	41,205
Dividends	—	—	(40,496,677)	(40,496,677)
Net earnings	—	—	19,439,092	19,439,092

Balances at April 30, 2009	1,470	245,082	(53,708,211)	(53,461,659)
Stock option compensation expense	—	80,149	—	80,149
Dividends	—	—	(5,396,012)	(5,396,012)
Net earnings	—	—	21,384,886	21,384,886

Balances at April 30, 2010	1,470	325,231	(37,719,337)	(37,392,636)
Stock option compensation expense	—	59,089	—	59,089
Dividends	—	—	(21,584,050)	(21,584,050)
Net earnings	—	—	26,023,804	26,023,804

Balances at April 30, 2011	$1,470	$384,320	$(33,279,583)	$(32,893,793)

The accompanying notes are an integral part of these consolidated statements.

2SS HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended April 30,

	2011	2010	2009
Cash flows from operating activities:
Net earnings	$26,023,804	$21,384,886	$19,439,092
Adjustments to reconcile net earnings to net cash provided by operating activities
Stock option compensation expense	59,089	80,149	78,314
Depreciation and amortization	797,683	743,471	548,195
Loss on disposal of property and equipment	—	—	21,634
Share of net loss of limited liability company	23,586	47,000	33,725
Deferred income taxes	(2,077,000)	(27,000)	225,000
Changes in operating assets and liabilities:
Accounts receivable	(1,134,267)	33,104	242,102
Inventories	(174)	(6,708)	(5,975)
Prepaid expenses and deposits	16,392	84,828	(79,709)
Accounts payable	2,930,280	(555,000)	1,467,676
Deferred revenue	937,618	1,541,670	1,886,193
Accrued liabilities	313,931	80,302	(127,495)
Income taxes payable	(879,000)	3,113,000	1,272,000

Net cash provided by operating activities	27,011,942	26,519,702	25,000,752
Cash flows from investing activities:
Purchases of property and equipment	(399,092)	(452,125)	(1,718,178)
Investment in limited liability company	(29,000)	(26,000)	(26,000)

Net cash used in investing activities	(428,092)	(478,125)	(1,744,178)
Cash flows from financing activities:
Dividends paid	(21,584,050)	(23,396,012)	(22,496,677)
Proceeds from exercise of stock options	—	—	41,205

Net cash used in financing activities	(21,584,050)	(23,396,012)	(22,455,472)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,999,800	2,645,565	801,102
Cash and cash equivalents at beginning of year	41,061,228	38,415,663	37,614,561

Cash and cash equivalents at end of year	$46,061,028	$41,061,228	$38,415,663

Supplemental disclosure of cash flow information:
Income taxes paid	$10,827,000	$10,313,000	$8,825,000

Supplemental schedule on non-cash financing activities:
The Company accrued dividends of $18,000,000 as of April 1, 2009.

The accompanying notes are an integral part of these consolidated statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Years ended April 30, 2011, 2010, and 2009

NOTE A - NATURE OF THE BUSINESS

2SS Holdings, Inc. and Subsidiary (collectively, the “Company”) develops and markets personal and business tax preparation computer software and electronic filing services throughout the United States, primarily to private individuals and companies through the Internet under the TaxACT brand, located at www.taxact.com.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

1.	Principles of Consolidation

The consolidated financial statements include the accounts of 2SS Holdings, Inc. and its wholly-owned subsidiary, 2nd Story Software, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

2.	Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and changes therein, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

3.	Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

The Company maintains certain demand deposits that exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limits. As of April 30, 2011 and 2010, uninsured balances totaled $6,914,000 and $4,177,000, respectively, from this concentration, representing the excess of the Company’s demand deposits at FDIC-eligible institutions over the amounts that would have been covered by FDIC insurance. Concentration of credit risk associated with cash and cash equivalents is considered to be low due to the credit quality of the issuers of the financial instruments held by the Company.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Accounts Receivable

A majority of the Company’s accounts receivable are due from financial institutions. Credit is extended based on an evaluation of an enterprise’s financial condition and, generally, collateral is not required. Accounts outstanding greater than 90 days are generally deemed past due and uncollectible and are charged against an allowance for doubtful accounts. Interest is not accrued on past due accounts. The Company’s allowance for doubtful accounts, if any, represents an estimate of potential accounts receivable write-offs associated with recognized revenue based on historical trends and factors surrounding the credit risk of specific customers. At April 30, 2011 and 2010, the Company determined that no allowance for doubtful accounts was necessary to cover estimated credit losses.

5.	Inventories

Inventories, consisting of blank CD-ROMs, packaging and software products purchased for resale, are carried at the lower of cost, using the first-in, first-out (“FIFO”) method, or market.

6.	Property and Equipment

Depreciation and amortization is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Computer and office equipment	3 to 7 years
Furniture and fixtures	7 to 10 years
Leasehold improvements	4 to 5 years

The Company recorded depreciation expense of $798,000, $743,000 and $548,000 for the years ended April 30, 2011, 2010 and 2009, respectively.

7.	Investment in Limited Liability Company

The investment in limited liability company consists of an approximate 6.3% ownership interest in Free File Alliance, LLC (“FFA”), an association of private businesses committed to increasing the electronic filing of tax returns. The investment is accounted for under the equity method because the Company has one seat on the board of directors of FFA, but does not have a controlling interest. Accordingly, the cash contributions paid to FFA and the Company’s proportionate share of FFA’s net losses are recorded as an increase and decrease, respectively, in the value of the Company’s investment in FFA.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.	Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets.

Such analyses necessarily involve judgment. The Company evaluated the carrying value of its long-lived assets at April 30, 2011 and 2010 and determined that long-lived assets are not impaired.

9.	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in the applicable jurisdictions that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to offset net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Effective May 1, 2009, the Company adopted new guidance on accounting for uncertainty in income taxes. Under this guidance, the Company recognizes the financial statement benefit of a tax position only after determining that such position would more likely than not be sustained following an audit by the relevant tax authority. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open and determined that the adoption had no effect on the Company’s consolidated statements of earnings or shareholders’ equity. As required, the Company has assessed whether there remains any income tax exposure related to its tax positions as of April 30, 2011 and 2010. The Company does not believe there is any uncertainty with respect to its tax positions which would result in a material change to the consolidated financial statements.

If applicable, the Company recognizes accrued interest and penalties related to unrecognized tax benefits as additional income tax expense. For the years ended April 30, 2011, 2010 and 2009, the Company has recorded no expense for interest and penalties.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

9.	Income Taxes - continued

The Company files income tax returns in the United States federal jurisdiction and in the state of Iowa. As of April 30, 2011, tax years open to examination by tax authorities under the statutes of limitations include years ended December 31, 2007 through 2010 for the Internal Revenue Service and for the Iowa Department of Revenue. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

10.	Revenue Recognition

Software Products

Revenue on shrink-wrapped software products or down-loaded versions of the software are typically recognized upon shipment or down-load, which is when title passes and risk transfers, provided that collection is reasonably assured and there are no significant remaining obligations. The Company does not offer customers the right to return products. If advance payments are received from customers, revenue associated with these advance payments is deferred until the products are shipped or down-loaded.

Services

The Company offers an electronic preparation and filing service which allows customers to complete and submit their tax returns to the appropriate tax authority over the Internet. The Company offers this service to individuals, businesses and tax preparers. Customers may obtain and use one of three versions of the service depending primarily upon the complexity of the customer’s tax filings. Revenue for this service is recognized at the time the tax return is filed.

The Company offers email support free of charge to all customers, and with the sales of certain products, the Company also provides phone support for the use of the product, including both technical and tax preparation assistance. Customers using the professional version of the software must pay a separate one-time fee to receive support via phone. Since the support is provided within the fiscal year and generally within 60 days after the associated revenue is recognized, and is not material to the consolidated financial statements, there is no deferred support service at year end.

The Company also offers a data archive service to its customers. This service provides customers with access to their tax return information from the time of purchase through the third anniversary of the original filing deadline of the related return. Revenue for this hosting service is recognized ratably over this time period. Data archive fee amounts collected from customers in excess of revenue recognized are recorded as deferred revenue until the revenue recognition criteria are met.

Bank Products

The Company offers customers the opportunity to make their tax payments or to receive their tax refunds through products offered by certain financial institutions. The Company receives a fee from the financial institutions per transaction and, for one of the banks, based on the volume of financial products sold to the Company’s customers. Such fees are recognized as revenue when the related financial products are sold to the end customer.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

10.	Revenue Recognition - continued

Revenue Arrangements That Include Multiple Elements

The Company uses the residual method to account for software products delivered upfront with service elements that are provided over time. Revenue for transactions that include both service elements (i.e. electronic preparation and filing, and data archive service) is allocated to each element based on vendor-specific objective evidence (“VSOE”) of the fair value and is recognized for each element when the revenue recognition criteria have been met for that element. VSOE is based on the price charged when the element is sold separately. The Company recognizes revenue for the electronic preparation and filing service only when all of the following criteria are satisfied: when the undelivered element, data archive service,is not essential to the functionality of delivered element, the tax return has been filed, and the fair value for the undelivered element is known. Revenue related to the data archive service is recognized ratably over the three year period beginning from the original filing deadline date.

11.	Taxes Collected from Customers

The Company presents all non-income government-assessed taxes (sales, use and value added taxes) collected from its customers and remitted to governmental agencies on a net basis (excluded from revenue) in its financial statements.

12.	Shipping and Handling Costs

Shipping and handling costs resulting from sales of software products are expensed as incurred and included as a component of cost of sales and services in the accompanying consolidated statements of earnings.

13.	Cost of Revenue

Cost of revenue include the costs associated with performing order processing, answering customer inquiries through websites and other electronic means, providing customer assistance by telephone, shipping and handling of products, research and development, credit card fees and royalties. Many of these costs are not directly attributable to a product or service and thus have been allocated based on various judgmental factors.

14.	Advertising Expense

The Company’s advertising consists mainly of newspaper, television, radio and Internet ads and is expensed as incurred. Advertising expense was approximately $25,926,000, $21,519,000 and $18,474,000 for the years ended April 30, 2011, 2010 and 2009, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

15.	Software Development Costs

Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. To date, the Company’s software has been available for general release concurrent with the establishment of technological feasibility and, accordingly, no development costs have been capitalized. Costs incurred by the Company in connection with the enhancement of existing products, or after the general release of the services using the product, are expensed in the current period and included as a component of research and development costs in the accompanying consolidated statements of earnings.

16.	Stock-Based Compensation

All share-based payments to employees, including grants of employee stock options, are measured at fair value and expensed in the consolidated statements of earnings over the service period (generally the vesting period) of the grant.

17.	Fair Value Measurements

Financial Accounting Standards Board guidance clarifies the definition of fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (that is, an exit price). The exit price is based on the amount that the holder of the asset or liability would receive or need to pay in an actual transaction (or in a hypothetical transaction if an actual transaction does not exist) at the measurement date.

Fair value is generally determined based on quoted market prices in active markets for identical assets or liabilities. If quoted market prices are not available, the Company uses valuation techniques that place greater reliance on observable inputs and less reliance on unobservable inputs. In measuring fair value, the Company may make adjustments for risks and uncertainties, if a market participant would include such an adjustment in its pricing.

NOTE C - REVOLVING LINES OF CREDIT

The Company has entered into an agreement with Cedar Rapids Bank and Trust Company for a revolving line of credit allowing for maximum borrowings of $3,000,000. Borrowings, if any, are collateralized by all assets owned and hereafter acquired by the Company. Interest on outstanding borrowings is payable monthly at the greater of (i) 5% or (ii) the prime rate less 0.5% (effective rate of 5% at April 30, 2011). There were no amounts outstanding under the agreement at April 30, 2011 or 2010. The agreement expires on September 29, 2011, and requires that the Company maintain certain financial and non-financial covenants, including a minimum tangible net worth. As of April 30, 2011, the Company was in compliance with all covenants. See Note K for further information on the line of credit.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE D - SHAREHOLDERS’ EQUITY

The Company has two classes of common stock: Class A and Class B. The Class B common stock has the following specific rights and preferences:

Preference - The Class B common stock has a liquidation preference of $19.8222 per share plus accrued but unpaid dividends thereon. The Company has no accrued but unpaid dividends as of April 30, 2011.

Voting - The holders of shares of Class B common stock vote together with the holders of shares of Class A common stock on all matters (on an as-converted basis).

Redemption - Up to 50% of the then-outstanding shares of Class B common stock are redeemable by the Company, at the election of the holders of a majority of the shares of Class B common stock (a “Majority Interest”), on or after December 3, 2011. Furthermore, up to 100% of the then-outstanding shares of Class B common stock are redeemable by the Company, at the election of a Majority Interest, on or after December 3, 2012. Under either scenario, the redemption price shall be equal to the liquidation preference. Redemption is to be paid out of retained earnings of the Company or sales proceeds.

Conversion - Each share of Class B common stock is convertible into one share of Class A common stock upon the election of a holder thereof or upon the consummation of certain underwritten public offerings.

Restrictive Covenants - For so long as 10% of the originally issued shares of Class B common stock remain outstanding, certain actions of the Company require the consent (as a separate class) of a Majority Interest.

Dividends - There are no restrictions on the amount of dividends that can be made to stockholders. Total dividends paid by class of stockholder were proportional to the shares owned.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE E - LEASES

The Company leases office space under an agreement accounted for as an operating lease. The lease requires monthly payments of $30,800 plus all taxes, utilities and maintenance. The agreement expires on August 31, 2013, at which point the Company has the option to renew the lease for an additional two-year term with monthly rental payments increasing to $33,800.

Effective June 1, 2008, as amended, the Company subleases a portion of this office space under an agreement which requires the sublessor to make minimum monthly payments of $7,300 through May 2011. In May 2011, this agreement was extended with the same terms through May 2012. The amended agreement provides for a one year renewal term upon written notice. Sublease rental income received in connection with this agreement is recorded as an offset to rent expense in the consolidated statements of earnings.

Future minimum rental payments and collections required under these leases are as follows for the years ended April 30:

	Lease payments	Sublease collections
2012	$369,000	$87,000
2013	369,000	8,000
2014	123,000	—

	$861,000	$95,000

Total rent expense for each of the years ended April 30, 2011, 2010 and 2009 was $282,000, net of sublease rental income of $87,000 in 2011 and 2010 and $304,000 in 2009. In 2009, $30,000 of lease payments were paid to a related party.

NOTE F - LICENSING AGREEMENTS

The Company has entered into agreements with various developers of software products which require the Company to make royalty payments based on the number of items used, subject to a minimum annual cost.

Total royalty expense under these agreements for the years ended April 30, 2011, 2010 and 2009 was $1,415,000, $1,243,000 and $1,120,000, respectively.

NOTE G - RETIREMENT PLAN

The Company has a 401(k) employee benefit plan for qualified employees. Employees are eligible to participate in the plan upon reaching 21 years of age and completing 1 hour of service. The Company has the ability to contribute a discretionary matching contribution based on the amount contributed by the participating employees. For the years ended April 30, 2011, 2010 and 2009, the Company made matching contributions to the Plan of $118,000, $117,000 and $112,000, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE H - STOCK OPTION PLAN

On May 20, 2005, the Company adopted the 2005 Stock Option and Grant Plan (the “Plan”), which provides both for the direct award or sale of restricted or unrestricted common shares and for the granting of either incentive or non-qualified stock options at the approval of the Company’s Board of Directors or a designated representative thereof (hereinafter, the “Board”). The Plan authorizes grants of options to purchase a total of 45,401 shares of the Company’s Class A common stock, including shares directly awarded or sold under the Plan. The option price per share and the term of each option will be determined by the Board, but the price for an incentive stock option shall generally not be less than 100% of the fair market value of a share of Class A common stock on the date of grant and the term for an incentive stock option shall not exceed ten years from the date of grant. For those participants who are more than 10% stockholders, the option price shall not be less than 110% of the fair market value of a share of common stock on the date of grant and the term shall not exceed five years from the date of grant. A participant’s right to exercise an option vests over the term of the option, as determined by the Board.

The following is a summary of the status of the options granted under the Plan as of April 30, 2011, and changes for the year then ended:

	Stock options	Weighted average exercise price	Weighted average grant date fair value
Outstanding at May 1, 2008	22,633	21.70	12.22
Granted	2,500	32.00	17.60
Exercised	(1,950)	21.13	11.89

Outstanding at April 30, 2009	23,183	22.86	12.83
Outstanding at April 30, 2011	23,183	$22.86	$12.83

No options were granted, cancelled, expired, exercised or forfeited for the years ended April 30, 2011 and 2010.

The following table summarizes additional information as of April 30, 2011:

	Outstanding			Exercisable
Range of exercise price	Stock options	Averge remaining contractual life (years)	Weighted average exercise price	Stock options	Averge remaining contractual life (years)	Weighted average exercise price
$19.82 - $32.00	23,183	5.86	$22.86	22,138	5.82	$22.52

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE H - STOCK OPTION PLAN - Continued

The following is a summary of the status of the non-vested awards outstanding under the Plan as of April 30, 2011 and 2010, and changes for the years then ended:

	Stock options	Weighted average grant date fair value
Outstanding at May 1, 2008	16,958	$12.58
Granted	2,500	17.60
Vested	(7,218)	12.69

Outstanding at May 1, 2009	12,240	$13.54
Vested	(6,803)	13.13

Outstanding at April 30, 2010	5,437	14.07
Vested	(4,392)	13.45

Outstanding at April 30, 2011	1,045	$16.64

The Company uses the Black-Scholes valuation model to value stock options. The underlying share price fair value was originally determined based upon the share price actually paid by unrelated parties. The underlying share price was adjusted subsequently for further grants based upon the company performance and its impact on the estimated valuation. The Company used historical stock prices of companies which it considered as a peer group as the basis for its volatility assumptions. The assumed risk-free rates were based on U.S. Treasury rates in effect at the time of grant with a term consistent with the expected option terms. The Company estimated the expected term of the options assuming the exercise of the options upon vesting. The Company does not believe that changes in the assumptions used for volatility and expected term within a reasonable range could have a material impact on the consolidated financial statements. The Company considers all employees to have similar exercise behavior and, therefore, has not identified separate homogenous groups for valuations.

The expense is being allocated using the straight-line method over the vesting period. The Company recorded compensation expense of $59,000, $80,000 and $78,000 for awards granted under the Plan for the years ended April 30, 2011, 2010 and 2009, respectively. As of April 30, 2011, the Company had estimated unrecognized compensation expense of $17,000 related to stock options awarded under the Plan, which is expected to be recognized over a weighted average period of 0.4 years.

The fair value of each option grant was estimated at the date of grant using the Black-Scholes option pricing model based on the assumptions below for the year ended April 30, 2009:

Expected life (years)	4
Risk-free interest rate	3.54%
Expected volatility	70%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE I - CONTINGENCIES

1.	Product Guarantee

The Company guarantees the accuracy of the calculations in the Standard and Deluxe Editions of its TaxACT software. If the Internal Revenue Service assesses a penalty to a consumer due to a calculation error on the consumer’s tax return as generated by the software, the Company will reimburse the consumer for the amount of the penalty plus any interest charges resulting from the error. This remedy is limited to the consumer’s personal return and does not apply if a consumer uses TaxACT to prepare returns for other individuals or entities. This guarantee is voided if the consumer overrides the software calculations within the tax return. Consumers must submit reimbursement claims within 60 days of receiving notice of the error.

Through April 30, 2011, the Company has not experienced any material losses as a result of this guarantee.

2.	Litigation

The Company is engaged in legal proceedings incidental to its normal business activities. In the opinion of management, none of these proceedings are material in relation to the Company’s consolidated financial position, results of operations or cash flows.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE J - INCOME TAXES

All revenue is domestic; therefore, the Company pays no foreign taxes. Significant components of the Company’s deferred income taxes are as follows at April 30:

	2011	2010	Change
Deferred income tax assets	$1,987,000	$—	$1,987,000
Deferred income tax liabilities	(196,000)	(286,000)	90,000

Net deferred income tax assets (liabilities)	$1,791,000	$(286,000)	$2,077,000

Deferred income tax benefit			$2,077,000

The components of deferred income taxes are as follows as of April 30:

	2011		2010
	Current deferred tax asset (liability)	Long-term deferred tax asset (liability)	Current deferred tax liability	Long-term deferred tax liability
Prepaid expenses	$(62,000)	$—	$(67,000)	$—
Professional fees	1,030,000	—	—	—
Deferred revenue	—	957,000	—	—
Depreciation and amortization of property and equipment	—	(134,000)	—	(219,000)

	$968,000	$823,000	$(67,000)	$(219,000)

The federal statutory income tax rate is reconciled to the Company’s effective income tax rate for the years ended December 31, 2011, 2010 and 2009 as follows:

	2011	2010	2009
Federal income tax at statutory rate	35.0%	35.0%	35.0%
State income provision	0.1	0.1	0.2
Domestic production credit	(5.0)	(1.0)	(2.0)
Deferred tax adjustment	(7.0)	4.1	2.0
Other items	0.1	0.3	(0.5)

Effective tax rate	23.2%	38.5%	34.7%

The Company’s tax and fiscal years differ, as a result the book to tax deferred adjustments have varied somewhat year over year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Years ended April 30, 2011, 2010, and 2009

NOTE K - SUBSEQUENT EVENTS

For the year ended April 30, 2011, the Company has evaluated its subsequent events through the Audit Report Date, August 4, 2011 (except with respect to the matter in the following paragraph, as to which the date is January 31, 2012), which is the date its financial statements were available to be issued.

On January 9, 2012, InfoSpace, Inc. announced the signing of a definitive agreement to acquire the “Company” for $287,500,000 in cash. The transaction closed on January 31, 2012. The “Company” is a wholly-owned subsidiary of InfoSpace, Inc. and will continue operations in Cedar Rapids, Iowa. In connection with this transaction, the line of credit referred to in note C, which was renewed upon its initial expiration date of September 29, 2011, was terminated on January 26, 2012, and all of the equity interests referred to in note D were liquidated and terminated per the terms of the acquisition as of January 31, 2012.